Exhibit 13.1

Certification Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

        In connection with the Annual Report on Form 20-F of DaimlerChrysler AG (the "Company") for the year ended December 31, 2004 as filed with the Securities and Exchange Commission on February 28, 2005 and amended by Amendment No. 1 on Form 20-F/A on the date hereof (the "Report"), Prof. Jürgen E. Schrempp, as Chairman of the Board of Management of the Company, and Bodo Uebber, as Member of the Board of Management, Finance & Controlling / Financial Services, of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

          (1)    The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          (2)    The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ JÜRGEN E. SCHREMPP
Name:	Prof. Jürgen E. Schrempp
Title:	Chairman of the Board of Management
Date:	June 24, 2005
/s/ BODO UEBBER
Name:	Bodo Uebber
Title:	Member of the Board of Management Finance & Controlling / Financial Services
Date:	June 24, 2005

        This certification is furnished as an exhibit to the Report and accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.